Exhibit 99.1

SRM Entertainment Underscores Commitment to Growth and Shareholder Value

Winter Park, FL – February 19, 2025 – SRM Entertainment, Inc. (Nasdaq: SRM) (the “Company”) today announced, despite receiving numerous inquiries from investors, SRM Entertainment has no immediate plans to raise capital. The Company also announced the relocation of its headquarters to Winter Park, Florida, a strategic move to better serve our key theme park customers.

To enhance communication with shareholders and provide updates on the Company’s developments, SRM Entertainment launched its official X account @SRMEntertainmt.

SRM Entertainment remains committed to its core strategies of product innovation, operational excellence, and strategic partnerships. The Company is optimistic about the future and confident in its ability to deliver strong results in the coming year.

Investors and others should note that the Company routinely announces material information to its investors using filings with the Securities and Exchange Commission (the “SEC”) and press releases and may, in the future, routinely announce material information to its investors using the Company’s Investor Relations page on its website at https://srmentertainment.com/investor-overview, public conference calls, public webcasts, and its feed on “X” (https://x.com/SRMEntertainmt). The information posted on the Company’s Investor Relations page on its website or social media channels is not incorporated by reference in its 8-Ks or in any other report or document the Company files with the SEC. While not all of the information that the Company posts to its Investor Relations page on its website or to social media channels is of a material nature, some information could be deemed to be material. Therefore, the Company encourages investors, the media, and others interested in the Company to review the information it makes public via these channels.

About SRM Entertainment, Inc.

SRM Entertainment designs, develops, and manufactures custom merchandise which includes toys and souvenirs for the world’s largest theme parks and other entertainment venues. Many of SRM’s creative products are based on award winning multi-billion-dollar entertainment franchises that are featured in popular movies and books. SRM products are distributed worldwide at Walt Disney Parks and Resorts, Universal Parks and Destinations, United Parks and Resorts – SeaWorld, Six Flags and other attractions. SRM’s products are offered alongside popular rides and attractions in theme parks, zoos, aquariums, and other entertainment venues. SRM’s design team developed specialty dolls, plush and toys for one of New York City’s landmarks that features a popular holiday show. SRM’s design team is credited with creating popular products which have been successfully sold at specialty theme park events. SRM’s exclusive-patented Sip With Me cups feature fun, kid friendly Zoo, Sea and animal themed characters as well as licensed characters from Smurfs, ICEE and Zoonicorn.

Caution Regarding Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. These statements are subject to uncertainties and risks including, but not limited to, the risk factors discussed in the “Risk Factors” section of the Company’s filings with the SEC. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations that arise after the date hereof, except as may be required by law.

Media and Investor Relations

Info@SRMentertainment.com

(407)-230-8100

website: SRMentertainment.com